Exhibit 24

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Emerson Electric Co., a Missouri corporation with principal offices at 8000 West Florissant Avenue, St. Louis, Missouri, 63136, hereby appoint W. J. Galvin as their Attorney-in-Fact for the purpose of signing Emerson Electric Co.’s Securities and Exchange Commission Form 10-K (and any and all Amendments thereto) for the fiscal year ended September 30, 2006.

Dated: October 3, 2006

Signature	Title

/s/ D. N. Farr D. N. Farr	Chairman of the Board, Chief Executive Officer and Director

/s/ W. J. Galvin W. J. Galvin	Senior Executive Vice President, Chief Financial Officer and Director

/s/ R. J. Schlueter R. J. Schlueter	Vice President and Chief Accounting Officer

/s/ A. A. Busch III A. A. Busch III	Director

/s/ D. C. Farrell D. C. Farrell	Director

/s/ C. Fernandez G. C. Fernandez G.	Director

/s/ A. F. Golden A. F. Golden	Director

/s/ R. B. Horton R. B. Horton	Director

/s/ G. A. Lodge G. A. Lodge	Director

/s/ V. R. Loucks, Jr. V. R. Loucks, Jr.	Director

/s/ J. B. Menzer J. B. Menzer	Director

/s/ C. A. Peters C. A. Peters	Director

/s/ J. W. Prueher J. W. Prueher	Director

/s/ R. L. Ridgway R. L. Ridgway	Director

/s/ R. L. Stephenson R. L. Stephenson	Director